Calculation of Filing Fee Tables
F-3
Abivax S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value 0.01 euro per share	457(r)	403,347	$ 112.92	$ 45,545,943.24	0.0001381	$ 6,289.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 45,545,943.24		$ 6,289.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,289.89
Offering Note
[1]	These shares are represented by American Depositary Shares ("ADSs") of Abivax SA (the "Registrant"). Each ADS represents the right to receive one ordinary share, nominal value 0.01 euro per share ("Ordinary Shares") of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act and represents deferred payment of the registration fees in connection with the Registrant's Registration Statement on Form F-3 (Registration No. 333-288884) (the "Registration Statement"). Consists of 403,347 ADSs registered pursuant to this prospectus supplement to be offered by the selling shareholders named therein. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" filed as Exhibit 107 to the Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based upon a price of $112.92, which is the average of the high and low prices per ADS on April 30, 2026, as reported on The Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $45,545,943.24. The prospectus is a final prospectus for the related offering.